Exhibit 99.1

Hologic to Acquire Cynosure, Leader in Medical Aesthetics Systems and Technologies, in All-Cash Tender Offer that Combines Two Complementary Businesses

- Expands Hologic’s Scientific and Commercial Expertise into Large, Adjacent Medical Device Segment Growing at Double-Digit Rate -

- Accelerates Hologic’s Top- and Bottom-Line Growth Rates and is Immediately Accretive to Non-GAAP Earnings per Share -

MARLBOROUGH, Mass. and WESTFORD, Mass., Feb. 14, 2017 — Hologic, Inc. (Nasdaq: HOLX), a leader in women’s health, and Cynosure, Inc. (Nasdaq: CYNO), a leader in medical aesthetics systems and technologies, announced today they have signed a definitive agreement for Hologic to acquire all outstanding Cynosure shares for $66.00 per share in cash, which corresponds to an equity value of approximately $1.65 billion and an enterprise value of $1.44 billion net of cash.

The transaction, which has been approved unanimously by the boards of directors of both companies, would extend Hologic’s scientific and commercial capabilities into one of the fastest-growing segments in medical technology, while expanding Cynosure’s customer reach and addressable market.

“Acquiring Cynosure will accelerate our transformation into a higher-growth company by leveraging our core women’s health expertise and OB/GYN channel leadership into an adjacent, cash-pay segment that is expanding at a low double-digit rate,” said Steve MacMillan, Hologic’s Chairman, President and Chief Executive Officer (CEO). “We had identified medical aesthetics as an attractive and complementary growth opportunity through our strategic planning process, and are pleased to have agreed to acquire Cynosure, the best-in-class company in the space. Together, we can strengthen our shared focus on innovation, market-leading products with demonstrated clinical benefits, and strong customer relationships. ”

Cynosure has a broad portfolio of more than 20 products across major categories including non-invasive body contouring, hair removal, skin revitalization and women’s health. Cynosure sells its products through a combination of direct sales and distributors in over 130 countries. The company has a history of organic innovation, most recently with the introduction of SculpSure®, the world’s first FDA-cleared laser treatment for non-invasive body contouring. Cynosure also markets MonaLisa Touch®, a novel CO2 laser for women’s health. Cynosure, which reported revenues of $433.5 million in 2016, has posted 28 consecutive quarters of year-over-year top-line growth.

“We are thrilled at the prospect of becoming part of Hologic through a transaction that provides excellent value for all of our stakeholders,” said Michael Davin, Cynosure’s Chairman, President and CEO. “Strategically, this deal enables Cynosure to further capitalize on growth opportunities in the core and non-core aesthetic market, rapidly strengthens our position in women’s health – where Hologic has a leading commercial presence – and accelerates our R&D initiatives.”

Benefits of the Transaction

•	Provides Hologic entry into large, fast-growing medical aesthetics segment. The medical aesthetics segment exceeds $2 billion globally and is expected to grow at a low-double-digit rate over the next several years, making it one of the fastest-growing segments in the medical technology industry. Growth is being driven by physicians’ desire to increase their cash-based procedures, and by increasing interest in aesthetics and lifestyle health from an aging population.

•	Leading medical aesthetics platform complements Hologic’s strong position in the OB/GYN and women’s health channels. Cynosure has a broad product portfolio built from a legacy of innovation, and has begun to capitalize on the fast-growing areas of non-invasive fat body contouring and women’s health. Approximately 60 percent of Cynosure’s business is derived from physicians outside the traditional areas of plastic surgery and dermatology, with a significant focus on the OB/GYN channel. Cynosure’s products provide a strong complement to Hologic’s leadership positions and existing products in this channel, and together the companies can further capitalize on the trend toward minimally and non-invasive surgical procedures.

•	Accelerates top- and bottom-line growth rates. This transaction, coupled with the recently completed blood screening divestiture, continues Hologic’s transformation into a higher growth company. Hologic estimates that together, the transactions will enable the Company to accelerate pro-forma revenue growth by roughly 150 basis points, and increase non-GAAP earnings per share (EPS) at a solid double-digit rate, over the next several years.

•	Delivers attractive financial benefits. The transaction is expected to be fully funded with cash on hand, including proceeds from the recently completed blood screening divestiture. Hologic estimates the deal will provide a high-single-digit return on invested capital (ROIC) by year five, exceeding the Company’s cost of capital. The transaction is expected to be dilutive to GAAP earnings per share. On a non-GAAP basis, however, Hologic forecasts the deal will be immediately accretive, adding approximately $0.03 to $0.05 to the Company’s non-GAAP EPS in the balance of fiscal 2017, adding approximately $0.13 to $0.15 in non-GAAP EPS in fiscal 2018, and becoming increasingly accretive in fiscal 2019 and beyond. Hologic expects to realize annualized cost synergies of approximately $25 million by the third year after the close.

Transaction Details and Advisers

Under the terms of the agreement, a subsidiary of Hologic will commence a tender offer to purchase any and all of the outstanding shares of Cynosure common stock for $66.00 per share in cash. The completion of the tender offer is subject to customary terms and closing conditions, including Cynosure stockholders tendering a majority of Cynosure’s outstanding shares, and receipt of specified regulatory approvals. Following the successful completion of the tender offer, the agreement provides that Cynosure will merge with a subsidiary of Hologic and become a wholly-owned subsidiary of Hologic, and all remaining outstanding shares of Cynosure will receive the same consideration paid to other stockholders in the tender offer. Following the completion of the transaction, Cynosure shares will be delisted from NASDAQ. The tender offer is expected to be completed in late March or April of 2017, subject to the satisfaction or waiver of the offer conditions.

Morgan Stanley & Co. LLC is serving as financial adviser to Hologic, and Wachtell, Lipton, Rosen & Katz is serving as legal adviser.

Leerink Partners LLC is serving as financial adviser to Cynosure, and Wilmer Cutler Pickering Hale and Dorr LLP is serving as legal adviser.

Conference Call and Webcast

Hologic’s management will host a conference call at 8:30 a.m. ET today to discuss this transaction. Approximately 10 minutes before the call, dial 877-591-4951 (U.S. and Canada) or 719-325-4796 (international) and enter access code 473536. A replay will be available starting two hours after the call ends through March 9, 2017 at 888-203-1112 (U.S. and Canada) or 719-457-0820 (international), access code 473536, pin 9876. The Company will also provide a live webcast of the call at http://investors.hologic.com.

About Hologic, Inc.

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostic products, medical imaging systems and surgical products. The Company’s core business units focus on diagnostics, breast health, GYN surgical, and skeletal health. With a unified suite of technologies and a robust research and development program, Hologic is dedicated to The Science of Sure. For more information on Hologic, visit www.hologic.com.

Hologic and The Science of Sure are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

About Cynosure

Cynosure develops, manufactures and markets aesthetic treatment systems that enable plastic surgeons, dermatologists and other medical practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular and benign pigmented lesions, remove multi-colored tattoos, revitalize the skin, reduce fat through laser lipolysis, reduce cellulite, clear nails infected by toe fungus, ablate sweat glands and improve women’s health. The Company also markets radiofrequency (RF) energy-sourced medical devices for precision surgical applications such as facial plastic and general surgery, gynecology, ear, nose, and throat procedures, ophthalmology, oral and maxillofacial surgery, podiatry and proctology. Cynosure’s product portfolio is composed of a broad range of energy sources including Alexandrite, diode, Nd: YAG, picosecond, pulse dye, Q-switched lasers, intense pulsed light and RF technology. Cynosure sells its products globally under the Cynosure, Palomar, ConBio and Ellman brand names through a direct sales force in the United States, Canada, France, Morocco, Germany, Spain, the United Kingdom, Australia, China, Japan and Korea, and through international distributors in approximately 120 other countries. For corporate or product information, visit Cynosure’s website at www.cynosure.com.

Non-GAAP Financial Measures

This press release discusses non-GAAP diluted EPS, which is a non-GAAP financial measure. Hologic defines its non-GAAP EPS presented in this press release to exclude transaction costs, the amortization of intangible assets and purchase accounting effects related to recording inventory, fixed assets and deferred revenue to fair value, among other items, as well as potential charges for integration costs including retention, and the related income taxes related to such adjustments.

Non-GAAP diluted EPS adjusts for specified items that may be non-cash, or can be highly variable or difficult to predict. In the context of forward-looking statements, the non-GAAP financial measures facilitate period-to-period comparisons by excluding the effects of events that have occurred in the past or may occur in the future and have accounting consequences that can mask underlying operational trends, such as acquisitions, restructurings, debt extinguishment and impairments.

This non-GAAP financial measure should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Future GAAP EPS may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which are excluded in the calculation of the Company’s non-GAAP EPS forecast as described in this press release.

When Hologic provides its expectations for non-GAAP EPS on a forward-looking basis, a reconciliation of the differences between this non-GAAP expectation and the corresponding GAAP measure (GAAP EPS) is not available without unreasonable effort because Hologic has not estimated the fair value of the assets and liabilities expected to be acquired in the transaction. Nor has the Company determined the fair value of acquired intangible assets and related annual amortization expense that would be required in order to provide the corresponding GAAP measure. The variability of the items that have not yet been determined may have a significant, and potentially unpredictable, impact on Hologic’s future GAAP results.

Additional Information and Where to Find It

The tender offer for the outstanding shares of Cynosure referenced in this document has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Hologic and its subsidiary will file with the Securities and Exchange Commission (“SEC”). At the time the tender offer is commenced, Hologic and its subsidiary will file tender offer materials on Schedule TO, and thereafter Cynosure will file a Solicitation/Recommendation Statement on Schedule 14D-9, with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF Cynosure COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF Cynosure COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Cynosure common stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies of the tender offer materials may be obtained for free by contacting Hologic, Inc. at 250 Campus Drive, Marlborough, MA 01752, Attention: Investor Relations. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Hologic and Cynosure file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by Hologic or Cynosure at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Hologic’s and Cynosure’s filings with the SEC are also available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about each company’s plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; each company’s strategies, positioning, resources, capabilities, and expectations for future performance; and each company’s outlook and financial and other guidance. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are based upon assumptions made as of this date and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the either company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the possibility that the anticipated benefits from the proposed transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Cynosure’s operations with those of Hologic will be greater than expected; the ability of the combined company to retain and hire key personnel; the ability of the parties to timely and successfully receive required regulatory approvals; the effect of the continuing worldwide macroeconomic uncertainty, including the UK’s decision to leave the European Union, on each company’s business and results of operations; the coverage and reimbursement decisions of third-party payors and the guidelines, recommendations, and studies published by various organizations relating to the use of products and treatments; the uncertainty of the impact of cost containment efforts and federal healthcare reform legislation on each company’s business and results of operations; the impact to Hologic’s results of operations from the disposal of its blood screening business to Grifols, and the operational challenges of separating this business unit from Hologic’s molecular diagnostics business; the ability to successfully manage ongoing organizational and strategic changes, including Hologic’s ability to attract, motivate and retain key employees; the impact and anticipated benefits of completed acquisitions and acquisitions Hologic may complete in the future; the ability to consolidate certain of Hologic’s manufacturing and other operations on a timely basis and within budget, without disrupting Hologic’s business and to achieve anticipated cost synergies related to such actions; the development of new competitive technologies and products; regulatory approvals and clearances for products; production schedules for products; the anticipated development of markets in which products are sold into and the success of products in these markets; the anticipated performance and benefits of products; business strategies; estimated asset and liability values; the impact and costs and expenses of any litigation the companies may be subject to now or in the future; compliance with covenants contained in Hologic’s debt agreements; anticipated trends relating to Hologic’s financial condition or results of operations, including the impact of interest rate and foreign currency exchange fluctuations; and Hologic’s capital resources and the adequacy thereof.

The risks included above are not exhaustive. Other factors that could adversely affect each company’s business and prospects are described in the filings made by the applicable company with the SEC. Hologic and Cynosure expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact

Hologic

Michael Watts Vice President, Investor Relations and Corporate Communications (858) 410-8588

Cynosure

Scott Solomon Senior Vice President Sharon Merrill Associates (617) 542-5300 CYNO@investorrelations.com